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                                                                   EXHIBIT 10.50

               (English Translation of Original Spanish Document)

Modifying Agreement to the Supply Agreement between The Coca Cola Export Corporation (COEXPORT) and GRUPO INDUSTRIAL SANTA ENGRACIA S.A. de C.V. represented by Jose Maria Martinez Brohez (the "GROWER")

DECLARATIONS

Both Parties declare:

        1. On April 2 1998, a supply agreement (the "Agreement") was signed in which the GROWER, among other thing agreed to destine an area of 3500 hectares, on land of its property, for the purpose of growing Italian Lemon and the subsequent selling of its crop to COEXPORT,

        2. That the Agreement has been executed with delay, because of financial problems by the GROWER,

        3. That the parties agree to reduce the area as well as the number of trees destined for the growing of Italian Lemon and want to celebrate the Modifying Agreement, and

        4. That the parties want to reaffirm the "intuit personae" character of the initial Agreement and they want to ratify this by adding a new paragraph to the twelve clause of the Agreement.

Therefore, both parties agree to the following:

                                    CLAUSES

ONE - Parties agree to reduce the amount of hectares destined for the planting of Italian Lemon by 500 hectares, which subtracted from the original 3,500 hectares stated in the AGREEMENT, result in 3,000 hectares (three thousand hectares)

Parties agree to modify Declaration I B, Clauses One, Second and Nine and any other references to the 3,500 hectares or the number of trees destined for the growing of Italian Lemon, so that they read 3,000 hectares and 750,000 tress.

SECOND- Clause TWELVE of the Agreement is modified to read as follows -

        " TWELVE - none of the parties can cede its rights and contractual obligations without the prior written consent of the other party. Anything not contemplated in the AGREEMNT will be guided by the Federal District Civil Law".

THIRD - All other clauses of this Agreement remain unchanged and in force as long as they do not oppose this agreement, until the date of the termination.

This contract is signed in Ciudad Victoria, Tamaulipas on January 15, 2001.


For COEXPORT                                        FOR The GROWER

By: Eduardo Arrocha Gio                             By: Jose Ma. Martinez Brohez

Testigo:                                            Testigo:

By: Eduardo Zago Berra                              By: Manuel Martinez Arteaga